UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2010

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

001-05571
(Commission File Number)

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF4-101 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2010, RadioShack Corporation (the “Company”) announced that it had appointed Mr. Scott E. Young to the position of Executive Vice President – Chief Merchandising Officer.  Mr. Young will report to Mr. Julian C. Day, the Chairman and Chief Executive Officer.

Mr. Young, 48, joins the Company from LodgeNet Interactive Corporation, the leading provider of media and connectivity solutions to hospitality, healthcare, and other guest-based businesses, where since 2006 he has been divisional President and Chief Marketing Officer.  Previously, Mr. Young spent seven years at Best Buy Co., Inc., where he held numerous positions within the merchandising function, including Vice President, Merchandising.

In connection with Mr. Young’s appointment as Executive Vice President – Chief Merchandising Officer, the following summary sets forth Mr. Young’s base salary, 2010 annual bonus, and equity grant information.  This summary is qualified by reference to Mr. Young’s offer letter, which is attached to this Form 8-K as Exhibit 99.2.

Base Annual Salary:  $400,000
Sign-on Bonus:  $100,000
2010 Annual Target Bonus:  $280,000
Number of Stock Options:  12,500
Number of Shares of Restricted Stock:  9,000

Mr. Young’s annual target bonus is equal to 70% of his base salary and payment is subject to the Company achieving certain performance metrics.  However, the Company has guaranteed that Mr. Young’s annual bonus for 2010 will not be less than $140,000, and has agreed to pre-pay $50,000 of this amount as soon as practicable following his first day of employment with the Company.

Mr. Young will participate in the Company’s Long-Term Incentive Compensation Plan covering calendar years 2010, 2011, and 2012.  Under this three-year plan, Mr. Young’s target bonus for the period covered by this plan is equal to 75% of his base salary, or $300,000, and payment is subject to the Company achieving certain performance metrics.

Mr. Young’s equity awards will be granted at a later date, following approval at the next scheduled meeting of the Board of Directors.  The exercise price and other terms of Mr. Young’s equity grants will be established at that time.

Mr. Young will be eligible to participate in the Company’s health and welfare plans, 401(k) plan, and Officers’ Severance Program, and will receive relocation assistance and executive life and long-term disability benefits.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the accompanying Index to Exhibits are furnished as part of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 5th day of April, 2010.

RadioShack Corporation
(Registrant)

By:	/s/ James F. Gooch
James F. Gooch
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 6, 2010.
99.2	Employment Offer Letter to Scott E. Young from RadioShack Corporation, dated March 18, 2010.